Exhibit 24b




       Consent of Independent Certified Public Accountants


   We have issued our report dated April 7, 1994, accompanying the financial statements of Colonial Gas Company Savings Plan,

Cape Cod Division of Colonial Gas Company Savings Plan for Local

13507, and Lowell Division of Colonial Gas Company Savings Plan

for Local 12008 contained in the information required by Form 11-

K included as exhibits to the Colonial Gas Company Annual Report on Form 10-K for the year ended December 31, 1993.  We hereby consent to the incorporation by reference of said reports in the registration statements on Form S-8 (File No. 33-34068, File No.

33-34066, and File No. 33-34067, respectively).



                                        GRANT THORNTON


Boston, Massachusetts
April 27, 1994


                  [END OF EXHIBIT 24b TO FORM 10-K/A]